Exhibit 99.1

FIRST AMENDMENT TO EXCLUSIVITY AGREEMENT

This First Amendment to Exclusivity Agreement (this “Amendment”), dated July 25, 2006, is made and entered into by and among International Game Technology, a Nevada corporation (“IGT”), and Venture Catalyst Incorporated, a Utah corporation (the “Company”).

WHEREAS, IGT and the Company are parties to that certain Exclusivity Agreement, dated June 15, 2006 (the “Exclusivity Agreement”).

WHEREAS, the parties desire to amend the Exclusivity Agreement to increase the time of the Applicable Period (as such term is defined in the Exclusivity Agreement) by 15 days.

NOW, THEREFORE, in consideration of the foregoing recitals and to induce IGT to continue its negotiations with the Company regarding the Proposed Transaction (as such term is defined in the Exclusivity Agreement), the parties agree as follows:

1. Amendment to Exclusivity Agreement. The first line of Section 1(a) of the Exclusivity Agreement is amended by replacing the phrase “forty five (45) days” with the phrase “sixty (60) days”. Except as amended by this Amendment, the provisions of the Exclusivity Agreement shall continue for all purposes without interruption and the Exclusivity Agreement shall remain in full force and effect.

2. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Nevada (without giving effect to principles of conflicts of laws).

3. Counterparts. This Amendment may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts when taken together will constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned parties have caused this Amendment to be duly executed and delivered as of the date set forth above.

INTERNATIONAL GAME		VENTURE CATALYST
TECHNOLOGY, a Nevada Corporation		INCORPORATED, a Utah Corporation

By:	/s/ Rich Pennington	By:	/s/ Cornelius E. Smyth

Name:	Rich Pennington	Name:	Cornelius E. Smyth

Title:	EVP Corporate Strategy	Title:	Director